REGISTERED PUBLIC ACCOUNTING FIRM
To Partners of
Cambria Commons Limited Partnership
     We have audited the accompanying balance sheets of Cambria commons Limited Partnership as of December 31, 2005 and 2004, and the related statements of operations, partners’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Cambria Commons Limited Partnership at December 31, 2005 and 2004, and the results of its operations, changes in partners’ deficit and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
     In accordance with Government Auditing Standards, we have also issued our report dated January 17, 2006 on our consideration of Cambria Commons Limited Partnership’s internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.
     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information presented for purposes of additional analysis and is not a required part of the basic financial statement. The supplementary information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
Freed Maxick & Battaglia
Buffalo, NY
January 17, 2006

INDEPENDENT AUDITORS’ REPORT
To the Partners Wichita West Housing Associates Limited Partnership
We have audited the accompanying balance sheets of, Wichita West Housing Associates Limited Partnership as of December 31, 2005 and 2004, and the related statements of operations, partners` equity and cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board: {United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor we were engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Wichita West Housing Associates Limited Partnership as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Mayer Hoffman McCann P. C.
Topeka, Kansas
January 17, 2006

To the Partners
Holland West Limited Partnership
We have audited the accompanying balance sheet of Holland West Limited Partnership as of December 31, 2004, and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates rude by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Holland West Limited Partnership as of December 31, 2004 and the results of its operations, changes in partners’ equity and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Bordman & Winnick
West Bloomfield, Michigan
January 17, 2005